UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 28, 2014
(Date of earliest event report)

WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01	Financial Statements and Exhibits
SIGNATURES
Exhibit 10.1

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2014, Weyerhaeuser Company (“Weyerhaeuser” or the “Company”) entered into a retention agreement with Peter M. Orser, president of Weyerhaeuser Real Estate Company (“WRECO”). WRECO is the homebuilding and real estate development business of Weyerhaeuser. As previously announced, Weyerhaeuser has entered into a Transaction Agreement, dated November 3, 2013, by and among Weyerhaeuser, WRECO, TRI Pointe Homes, Inc., a Delaware corporation (“TRI Pointe”), and Topaz Acquisition, Inc., a Washington corporation and a wholly owned subsidiary of TRI Pointe (the “Transaction Agreement”), pursuant to which WRECO will be divested through a Reverse Morris Trust transaction and ultimately become a wholly owned subsidiary of TRI Pointe (collectively, the “Transaction”). Under the retention agreement, Mr. Orser will be entitled to receive a one-time cash retention payment in the amount of $460,000 if he satisfies certain requirements, including remaining employed by WRECO through the date of closing of the Transaction. The foregoing summary of the retention agreement with Mr. Orser is qualified in its entirety by the retention agreement filed herewith as Exhibit 10.1.

ITEM 9.01. Financial Statements and Exhibits
(d)    Exhibits
The following item is filed as an exhibit to this report:
10.1    Retention Agreement with Peter M. Orser

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/ Jeanne M. Hillman
Its:	Vice President and Chief Accounting Officer

Date: March 4, 2014